Second Amendment to lease

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”), dated as of May 4, 2020, is entered into by and between NS Boston III PO Owner LLC, a Delaware limited liability company (“Landlord”) and Albireo Pharma, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord and Tenant are the current parties to that certain Office Lease Agreement dated as of February 7, 2017 by and between SHIGO 10 PO Owner LLC, a Delaware limited liability company, as landlord, and Tenant, as tenant (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of March 28, 2019 by and between POSIG Investors, LLC, a Delaware limited liability company, as landlord, and Tenant, as tenant (the “First Amendment”);

WHEREAS, the Original Lease, as amended by the First Amendment, shall be known as the “Lease”;

WHEREAS, the Lease relates to the premises (hereafter, the “Existing Premises”) measuring approximately 14,734 rentable square feet located on the tenth (10th)  floor of the South Tower of the building known and numbered as 10 Post Office Square, Boston, Massachusetts (the “Building”); and

WHEREAS, Landlord and Tenant wish to modify and amend the Lease subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Term. The term (the “Term”) of the Lease is presently due to expire on October 31, 2026 (the “Expiration Date”).
2.

Addition of Expansion Premises.  Effective as of July 1, 2020 (the “Expansion Premises Commencement Date”), the Lease shall be amended to provide that the premises demised to Tenant under the Lease shall include the premises measuring approximately 3,490 rentable square feet located on the tenth (10th) floor of the South Tower of the Building, as shown on Exhibit A attached hereto and made a part hereof (the “Expansion Premises”).  Thereafter, all references to the “Premises” in the Lease shall be deemed to include both the Existing Premises and the Expansion Premises, and contain a total of 18,224 rentable square feet; provided, however, that unless Tenant exercises the Expansion Premises Extension Option (as hereinafter defined) in accordance with Section 11 below, the Term of the Lease with respect to the Expansion Premises only shall expire on June 30, 2021 (the “Expansion Premises Expiration Date”).

3.

Condition of Expansion Premises.  Tenant shall accept the Expansion Premises in “AS IS, WHERE IS, WITH ALL FAULTS” condition, without any obligation on the part of Landlord to prepare the Expansion Premises for Tenant’s occupancy thereof, and without any representations or warranties by Landlord as to the condition of the Expansion Premises or the suitability thereof for Tenant’s use.

4.	Alterations to Expansion Premises.

4.1Tenant’s Expansion Premises Alterations.  Tenant acknowledges and agrees that any alterations, additions, improvements or other changes required to prepare the Expansion Premises for Tenant’s occupancy thereof (“Tenant’s Expansion Premises Alterations” or “Alterations”) shall be controlled by Section 12 (Alterations, Additions and Improvements to the Premises) of the Original Lease and, subject to the provision of the Expansion Premises TI Allowance (as hereinafter defined), made at Tenant’s sole cost and expense.

4.2Amount of Expansion Premises TI Allowance.  In the event Tenant exercises the Expansion Premises Extension Option in accordance with Section 11 below,  Landlord shall provide tenant with a tenant improvement allowance of $52,350.00 (i.e., $15.00 per rentable square foot of the

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Expansion Premises based on 3,490 rentable square feet) (the “Expansion Premises TI Allowance”) to be used by Tenant toward the hard and soft costs of performing Tenant’s Expansion Premises Alterations, subject to Section 4.5(1) below.

4.3Requisitions.  The Expansion Premises TI Allowance shall be (1) available to Tenant as of the date of the Extension Notice (as defined in Section 11.1 below) for Tenant’s exercise of its Expansion Premises Extension Option and (2) payable by Landlord to Tenant in installments, as provided below, according to reasonable construction disbursement procedures and as Tenant’s Expansion Premises Alterations progress.  In any case, prior to payment of any such installment, Tenant shall deliver to Landlord a written requisition (“Requisition”), which Requisition shall be given no more frequently than once every thirty (30) days and which shall include, without limitation, (a) invoices from Tenant’s contractors, approved by Tenant, and such other documentation as Landlord may reasonably request, showing in reasonable detail the cost of the items in question or improvements installed in the Expansion Premises for which reimbursement is requested, accompanied by certifications from Tenant’s contractors that the amount of the Requisition in question is true and correct and does not exceed the cost of the items or improvements covered by such Requisition; (b) proof of payment by Tenant to Tenant’s contractors (in the form of a cancelled check or other evidence reasonably satisfactory to Landlord) showing that the amount of the Requisition in question has been paid for in full; (c) copies of partial lien waivers or final lien waivers (in the case of a final installment), or such other form(s) as Landlord may reasonably require so that no mechanic’s or materialman’s liens shall attach to the Expansion Premises or the Building as a result of Tenant’s Expansion Premises Alterations or, if attached, evidence reasonably satisfactory to Landlord that they have been satisfied of record or that they are being contested in good faith by Tenant with Tenant posting any bond or indemnity as required under applicable laws pending the resolution of such challenge; (d) certification from Tenant’s architect that Tenant’s Expansion Premises Alterations have been completed in accordance with Tenant’s plans (if applicable and in the case of a final installment), (e) “as built” plans for Tenant’s Expansion Premises Alterations (if applicable and in the case of a final installment), and (f) a “certificate of occupancy” and/or “occupancy permit” from the City of Boston (or the applicable governmental authority) for the Expansion Premises with Tenant’s Expansion Premises Alterations completed (if applicable and in the case of a final installment).

4.4Payments.  Provided that Tenant shall not be in an Event of Default at the time of any Requisition, Landlord shall pay each Requisition within thirty (30) days after receiving all the materials enumerated in Section 4.3 above.  All Requisitions shall incorporate a retainage equal to the greater of (1) the retainage set forth in the construction contract or (2) five percent (5%) of the amount due under the construction contract.  Any retainage amounts withheld from any Requisitions shall be paid by Landlord to Tenant at the same time Landlord disburses payment for the final Requisition.

4.5Restrictions on Expansion Premises TI Allowance.  Notwithstanding anything to the contrary contained herein:

(1)In no event shall Tenant be entitled to apply any amount of the Expansion Premises TI Allowance towards (a) Tenant’s furniture, fixtures and equipment, or (b) Tenant’s rental obligation hereunder.

(2)Landlord shall have no obligation to pay the Expansion Premises TI Allowance after March 31, 2022 (the “Expansion Premises Outside Requisition Date”).

(3)Tenant acknowledges and agrees that, prior to payment of any Requisition hereunder, Landlord shall have the right to examine and inspect Tenant’s Expansion Premises Alterations to confirm that the improvements reflected on the Requisition have been performed in accordance with the terms, covenants and conditions of this Second Amendment; provided, however, that no such examination or inspection shall constitute an approval or warranty or give rise to any liability of Landlord with respect thereto.

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4.6Construction Management Fee; Out-of-Pocket Expenses.    In consideration of Landlord’s costs associated with the general coordination and oversight of Tenant’s Expansion Premises Alterations,

Tenant shall pay to Landlord a construction management fee equal to two and one-half percent (2.5%) of the total project cost of Tenant’s Expansion Premises Alterations, which construction mmanagement fee shall be deducted from the Expansion Premises TI Allowance.  In addition, Tenant agrees to reimburse Landlord for any third-party out-of-pocket expenses reasonably incurred by Landlord in connection with the review of the plans, drawings and specifications for Tenant’s Expansion Premises Alterations within thirty (30) days after receipt of Landlord’s invoice therefor.

4.7Notices Relating to Tenant’s Expansion Premises Alterations.  Notwithstanding the notice provisions contained in the Lease, as amended hereby, Landlord and Tenant acknowledge and agree that any written notices relating to Tenant’s Expansion Premises Alterations may be sent via email as follows:

If to Landlord, then to Landlord’s construction representative:  Kevin Kiley, kkiley@synergy-inv.com.

If to Tenant, then to Tenant’s construction representative:  Janice Conlon,  janice.conlon@albireopharma.com.

4.8

Removal of Tenant’s Expansion Premises Alterations.  Landlord reserves the right to require that Tenant remove Tenant’s Expansion Premises Alterations upon the expiration or earlier termination of the Lease; provided, however, that Landlord shall notify Tenant in writing at the same time Landlord consents to the plans, drawings and specifications for Tenant’s Expansion Premises Alterations (assuming consent is provided) whether or not Tenant’s Expansion Premises Alterations will be required to be removed by Tenant at the end of the Term.  If Tenant fails to remove Tenant’s Expansion Premises Alterations (if so required), such failure shall be an Event of Default hereunder, and Landlord shall have all rights and remedies available under the Lease, at law or in equity.  Tenant acknowledges and agrees that Tenant’s Expansion Premises Alterations shall be the property of Tenant during the Term.  Any Tenant’s Expansion Premises Alterations not removed by Tenant shall, at Landlord’s option, become the property of Landlord (without payment by Landlord) at the expiration or earlier termination of the Lease.

5.

Signage for Expansion Premises.  On or before the Expansion Premises Commencement Date, Landlord shall (1) update the alphabetical directory board or other directory device located within the main lobby of the Building to reflect the addition of the Expansion Premises, and (2) provide and maintain, in the elevator lobby of the floor on which the Expansion Premises are located, an alphabetical directory board or other directory device listing all tenants on the floor, including a single directory listing for Tenant.  In addition, Tenant shall have the option to install identification signage using Tenant’s corporate name and/or logo at the entrance of the Expansion Premises, subject to Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

6.

Base Rent for Expansion Premises.  Effective as of the Expansion Premises Commencement Date, Tenant shall pay Base Rent for the Expansion Premises as set forth in the schedule below and otherwise in accordance with the terms of the Lease.

Period	Annual Base Rent (Based on 12 months)	Monthly Base Rent	Per RSF
July 1, 2020 – June 30, 2021	$ 216,380.00	$ 18,031.67	$ 62.00

7.

Additional Rent for Expansion Premises –  Tenant’s Share of Tax Increases.  Effective as of the Expansion Premises Commencement Date,  Tenant’s Share of Tax Increases with respect to the Expansion Premises only

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shall be 1.34%, which is a fraction, the numerator of which shall mean the rentable square footage of the Expansion Premises, and the denominator of which shall mean the rentable square footage of the South Tower of the Building, which is agreed to be 260,546 rentable square feet.  Effective as of the Expansion Premises Commencement Date, with respect to the Expansion Premises only, Tenant shall pay Tenant’s Share of Tax Increases over a Base Tax Year of fiscal year 2021 (i.e., July 1, 2020 – June 30, 2021).

8.

Additional Rent for Expansion Premises –  Tenant’s Share of Expense Increases.  Effective as of the Expansion Premises Commencement Date, Tenant’s Share of Expense Increases with respect to the Expansion Premises only shall be 1.34%, which is a fraction, the numerator of which shall mean the rentable square footage of the Expansion Premises, and the denominator of which shall mean the rentable square footage of the South Tower of the Building, which is agreed to be 260,546 rentable square feet.  Effective as of the Expansion Premises Commencement Date, with respect to the Expansion Premises only, Tenant shall pay Tenant’s Share of Expense Increases over a Base Expense Year of calendar year 2020 (i.e., January 1, 2020  – December 31, 2020).

9.

Electricity for Expansion Premises.  Landlord shall deliver the Expansion Premises with electricity separately metered.  Effective as of the Expansion Premises Commencement Date, Tenant shall pay for all electricity used by Tenant in the Expansion Premises based on the utility provider’s reading of one or more direct meters, and payable by Tenant to the utility provider upon demand.  Tenant’s use of electrical services shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building.

10.

Security Deposit.  Landlord and Tenant acknowledge and agree that the terms and conditions relating to the Security Deposit required under the Lease are set forth in Section 26 of the Original Lease, as modified by Section 11 of the First Amendment.  Landlord and Tenant further acknowledge and agree that if Tenant exercises its Expansion Premises Extension Option, then effective as of the date of the Extension Notice for such Expansion Premises Extension Option,  Section 11.2 of the First Amendment shall be amended and restated in its entirety as follows:

11.2Notwithstanding the foregoing, provided that (1) Tenant shall not be in an Event of Default beyond any applicable notice and cure period on any Reduction Date (as hereinafter defined), and (2) Tenant shall have a Tangible Net Worth (as hereinafter defined) on each Reduction Date at least equal to the Tangible Net Worth reflected on Tenant’s Q42018 financial statements (as evidenced by Tenant’s then current financial statements), then at the written request of Tenant, the Security Deposit shall be reduced to (a) $456,753.33 at the end of Month 40 of the Term (as extended by this First Amendment) (the “First Reduction Date”), (b) $380,627.66 at the end of Month 52 of the Term (the “Second Reduction Date”), and (c) $304,501.99 at the end of Month 64 of the Term (the “Third Reduction Date”), and Landlord shall return the applicable portion of the Security Deposit to Tenant within thirty (30) days after receipt of Tenant’s written request therefor.  As used herein, the First Reduction Date, Second Reduction Date, and Third Reduction Date shall each be known as a “Reduction Date.”  Tenant acknowledges and agrees that in the event (i) Tenant shall be in an Event of Default beyond any applicable notice and cure period on any Reduction Date, or (ii) Tenant shall not have a Tangible Net Worth on each Reduction Date at least equal to the Tangible Net Worth reflected on Tenant’s Q42018 financial statements, the Security Deposit then in effect shall remain in place (without reduction) for the balance of the Term of the Lease.  As used herein, “Tangible Net Worth” shall mean total assets minus intangible assets (including goodwill, patents, trademarks and copyrights) and total liabilities, all as calculated in accordance with generally accepted accounting principles consistently applied.

11.	Extension Option – Expansion Premises.
11.1	Expansion Premises Extension Option. Provided that (1) Tenant shall not be in an Event of Default either at the time of the Expansion Premises Extension Notice (as hereinafter defined) or at the

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commencement of the Expansion Premises Extension Term (as hereinafter defined), and (2) Tenant has not assigned the  Lease or sublet the Expansion Premises (or any portion thereof) except with respect to a Permitted Transfer in accordance with Section 18.7 of the Original Lease,  Tenant shall have one (1) option (the “Expansion Premises Extension Option”) to extend the Term of the  Lease with respect to the Expansion Premises for the period commencing on July 1, 2021 and ending on October 31, 2026 (the “Expansion Premises Extension Term”), so that the Term for the entire Premises shall expire on the Expiration Date.  Tenant must exercise the Expansion Premises Extension Option by providing written notice of election to Landlord (the “Extension Notice”) no later than December 31, 2020.  In the event Tenant properly exercises the Expansion Premises Extension Option as described herein, (a) the Base Rent with respect to the Expansion Premises for the Expansion Premises Extension Term shall be as set forth in the table below, (b) Tenant’s Share of Tax Increases with respect to the Expansion Premises for the Expansion Premises Extension Term shall be as set forth in Section 7 above,  (c) Tenant’s Share of Expense Increases with respect to the Expansion Premises for the Expansion Premises Extension Term shall be as set forth in Section 8 above, and (d) the Expansion Premises Extension Term shall be effective without the requirement of any further act, lease or amendment by either party.    All other terms of the  Lease shall apply during the Expansion Premises Extension Term.

Period	Annual Base Rent (Based on 12 months)	Monthly Base Rent
July 1, 2021 – August 31, 2021	$ 0.00	$ 0.00
September 1, 2021 – June 30, 2022	$ 220,707.60	$ 18,392.30
July 1, 2022 – June 30, 2023	$ 225,121.75	$ 18,760.15
July 1, 2023 – June 30, 2024	$ 229,624.19	$ 19,135.35
July 1, 2024 – June 30, 2025	$ 234,216.67	$ 19,518.06
July 1, 2025 – June 30, 2026	$ 238,901.00	$ 19,908.42
July 1, 2026 – October 31, 2026	$ 243,679.02	$ 20,306.59

If Tenant shall fail to send the Expansion Premises Extension Notice within the time period herein provided, the Expansion Premises Extension Option shall cease to exist and terminate, and Tenant shall have no further opportunity to exercise the Expansion Premises Extension Option.

11.2No Transfer.  Except with respect to a Permitted Transfer in accordance with Section 18.7 of the Original Lease, Tenant may not assign or otherwise transfer its interest or rights under Section 11, and any such purported transfer or attempted transfer shall be null and void, without effect, and shall terminate Tenant’s rights under Section 11.

12.

Extension Option – Entire Premises.  Landlord and Tenant acknowledge and agree that the Extension Option set forth in Section 52 (Extension Option) of the Original Lease shall remain in full force and effect; provided,

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however, that Tenant shall be required to give Landlord a minimum of twelve (12) months prior written notice in order to exercise such Extension Option.
13.

No Other Options.  Tenant acknowledges and agrees that  (1)  except with respect to (a) the Expansion Premises Extension Option set forth in Section 11 of this Second Amendment and (b) the Extension Option set forth in Section 52 (Extension Option) of the Original Lease, as amended by Section 12 of this Second Amendment, Tenant has no options or rights to extend the Term of the Lease, (2)  Tenant has no options, rights of first offer, rights of first refusal, or other rights to expand the rentable square feet comprising the Premises or lease any other space in the Building, and  (3) Tenant has no options to terminate the Lease or contract the rentable square feet comprising the Premises.

14.

Brokers.  Except for Jones Lang LaSalle (representing Landlord) and CBRE/New England (representing Tenant), each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Second Amendment, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Second Amendment.  Landlord will pay any commission due to the Broker(s) hereunder pursuant to its separate agreement with the Broker(s) hereunder subject to execution and delivery of this Second Amendment by Landlord and Tenant.  The provisions of this Section 14 shall survive the expiration or earlier termination of the Lease.

15.

Landlord’s Notice Address.  Effective as of the date of this Second Amendment,  the Lease is hereby amended to provide that any notices to Landlord under the Lease shall be submitted to Landlord at the below address (or at such other address as Landlord may hereafter designate by notice to Tenant as required hereby).

NS Boston III PO Owner LLC

c/o Synergy Investments

10 Post Office Square, 14th Floor

Boston, MA 02109

Attention:  VP, Leasing

with a copy to:

Rubin and Rudman LLP

53 State Street

Boston, MA 02109

Attention:  Paul L. Baccari, Esq.

and a copy to:

legalnotices@synergy-inv.com

16.

Landlord’s Rent Payment Address.  Effective as of the date of this Second Amendment, the Lease is hereby amended to provide that any Rent payments under the Lease shall be made payable to “NS Boston III PO Owner LLC” and submitted to Landlord at the below address (or at such other address as Landlord may hereafter designate by notice to Tenant as required hereby).

NS Boston III PO Owner LLC

c/o Synergy Investments

10 Post Office Square, 14th Floor

Boston, MA 02109

Attention:  Accounting Department

17.Representations and Warranties.  Tenant represents, warrants and covenants to Landlord that (1) the Lease is in full force and effect, and (2) to the best of Tenant’s knowledge, Landlord is not in default under the Lease,

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and no facts or circumstances exist which, with the passage of time or the giving of notice or both, would constitute a Landlord default under the Lease.

18.Authority.  Tenant represents, warrants and covenants to Landlord that (1) Tenant is duly formed, has legal existence, is in good standing, and is qualified to do business in the state in which the Building is located, (2) Tenant has full right, power and authority to enter into this Second Amendment and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Second Amendment constitutes a valid and binding obligation enforceable in accordance with its terms, and (3) the person or persons executing this Second Amendment on behalf of Tenant are duly authorized to do so.

19.

References; Ratification.  The Lease shall be modified such that each reference to the Lease contained therein shall be deemed to refer to the Lease as amended by this Second Amendment.  Except as specifically modified or amended herein, the Lease remains unchanged and in full force and effect and is hereby ratified and confirmed in every respect.

20.	Conflicts. In the event of a conflict between this Second Amendment and the Lease, this Second Amendment shall control.
21.	Capitalized Terms. Capitalized terms used in this Second Amendment but not defined in this Second Amendment have the meanings ascribed to them in the Lease.
22.

When Binding; Counterparts.  This Second Amendment shall be binding upon the parties hereto only upon valid execution and delivery hereof by both Landlord and Tenant.  Upon execution and delivery hereof by Landlord and Tenant, the agreements of the parties hereto shall be binding upon and inure to the benefit of their respective successors and assigns.  This Second Amendment may be signed in counterpart originals, which taken together shall constitute one and the same instrument.  Delivery of a copy of a signed counterpart original transmitted by facsimile or as a PDF or similar attachment to an email shall constitute a good and valid execution and delivery of this Second Amendment.

23.	Exhibits. Additional terms to this Second Amendment, if any, are set forth in the attached Exhibits, which are incorporated herein by reference as follows:

Exhibit A – Plan of Expansion Premises

[SIGNATURES FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be executed as of the date set forth above.

LANDLORD:

NS Boston III PO Owner LLC,

a Delaware limited liability company

By:Synergy Financial LLC,

a Massachusetts limited liability company,

Property Manager and Authorized Agent

By:/s/ David Greaney

David Greaney, Manager

Hereunto duly authorized

TENANT:

Albireo Pharma, Inc.,

a Delaware corporation

By:/s/ Simon Harford

Name: Simon Harford

Title:Chief Financial Officer

Hereunto duly authorized

[COUNTERPART SIGNATURE PAGE TO SECOND AMENDMENT]

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EXHIBIT A

PLAN OF Expansion Premises

KILBY STREET
WATER STREET
POST OFFICE SQUARE
LOBBY
METER ROOM
SHAFT
WOMAN
MEN
ELEV 1
ELEV 6
MECH.
FAN ROOM
ELEC.

PREMISES

SYNERGY
INVESTMENTS

LEASE EXHIBIT	DATE APRIL 13, 2020	FLOOR 10	ADDRESS 10 POST OFFICE SQUARE, BOSTON MA	DYER BROWN	Dyer Brown Architects dyerbrown.com	One Winthrop Square Boston, MA 02110-1209	T 617 426 1680 F 617 426 2187

Dyer Brown & Associates, Inc. - ©2020 ALL RIGHTS RESERVED - PLOTTED:

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